UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2022 (February 23, 2022)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 23, 2022, the Compensation and Human Capital Committee (the "Committee") of the Board of Directors (the "Board") of Sunnova Energy International Inc. (the "Company") approved the following compensation arrangements for the Company's named executive officers (as identified in the Company's 2021 proxy statement), other than the Chief Executive Officer. Upon the recommendation of the Committee, the independent directors of the Board approved the following compensation arrangements for the Chief Executive Officer.

2022 Base Salaries

2022 base salaries for the named executive officers were set as follows:

Name	2022 Base Salary(1)
William J. Berger	$550,000
Robert L. Lane	$400,000
Kris W. Hillstrand	$350,000
Walter A. Baker	$350,000
Michael Grasso	$350,000
John Santo Salvo	$350,000
(1) Base salary amounts are effective April 1, 2022.

Fiscal Year 2022 Long-Term Incentive Award Grants

Amounts and allocations of long-term incentive plan awards to the Company's named executive officers were approved as follows. The long-term incentive awards will be granted on March 22, 2022 under the Company's 2019 Long-Term Incentive Plan.

Name	Aggregate Grant Date Fair Value of RSUs(1)	Aggregate Grant Date Fair Value of Options(2)	Aggregate Grant Date Fair Value of Premium Options(3)
William J. Berger	$—	$1,333,333	$2,666,667
Robert L. Lane	$725,000	$362,500	$362,500
Kris W. Hillstrand	$500,000	$250,000	$250,000
Walter A. Baker	$500,000	$250,000	$250,000
Michael Grasso	$500,000	$250,000	$250,000
John Santo Salvo	$500,000	$250,000	$250,000

(1) The time-based restricted stock unit awards will vest 25% on the second anniversary of the date of grant and 75% on the third anniversary of the date of grant. The number of shares underlying the restricted stock units will be determined by dividing the aggregate value by the closing stock price on the date of grant.
(2) The stock option awards will vest 25% on the second anniversary of the date of grant and 75% on the third anniversary of the date of grant, the number of which will be determined by dividing the aggregate value by the adjusted fair value using Black-Scholes methodology in accordance with ASC Topic 718. The exercise price of the options will be the closing stock price on the date of grant.
(3) The premium stock option awards will vest 25% on the second anniversary of the date of grant and 75% on the third anniversary of the date of grant, the number of which will be determined by dividing the aggregate value by the adjusted fair value using Black-Scholes methodology in accordance with ASC Topic 718. For the named executive officers other than Mr. Berger, the exercise price of the options will be 110% of the closing stock price on the date of grant. For Mr. Berger, half of the premium stock options will have an exercise price that is 110% of the closing stock price on the date of grant, and half will be 120% of the closing stock price on the date of grant.

Fiscal 2023 Long-Term Incentive Award Target Value

The Committee established target values for 2023 long-term incentive awards for certain of the Company's named executive officers. The 2023 target percentages are set forth below, but the actual amounts granted may be less than, equal to or greater than the target levels depending on individual performance. The target aggregate grant date fair values will be allocated by the Committee among various types of awards that are permitted under the Company's 2019 Long-Term Incentive Plan.

Name	Percentage of 2022 Base Salary	Target Aggregate Grant Date Fair Value(1)
Robert L. Lane	350%	$1,400,000
Kris W. Hillstrand	300%	$1,050,000
Michael Grasso	300%	$1,050,000
John Santo Salvo	300%	$1,050,000

(1)The target aggregate grant date fair values of 2023 long-term incentive awards are shown as a percentage of 2022 base salaries as approved by the Committee on February 23, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: March 1, 2022	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary